KPMG Peat Marwick LLP

2001 M Street, N.W.
Washington, DC 20036




                         Independent Auditors' Consent


Board of Trustees
USLICO Series Fund:

We consent to the use in this Post-Effective Amendment No. 11 and No. 12 to Registration Statement on Form N-1A (File No. 33-20957) of the USLICO Series Fund filed under the Securities Act of 1933 and the Investment Company Act of 1940, respectively, of our report dated February 2, 1995 on the audit of the statement of assets and liabilities and the related statement of operations and changes in net assets as of and for the year ended December 31, 1994 (not presented herein), and the condensed financial information of the USLICO Series Fund for the years ended December 31, 1994 and 1993, appearing in the Statement of Additional Information and under the heading "Condensed Financial Information" of such Registration Statement; and to the references to us under the heading "Condensed Financial Information," which is part of such Registration Statement.


                                             KPMG Peat Marwick LLP


Washington, D.C.
April 21, 1998